Exhibit 99.1

CROSS REFERENCE SHEET

Location in 2017 British Columbia Financial and Economic Review (the “Review” (1)) included as
Information Relating to Provincial Debt	Exhibit(e), or in other Exhibit to Annual Report

PROVINCE OF BRITISH COLUMBIA
General Description of the Province	Pages 49-50
Constitutional Framework	Page 50

THE ECONOMY
Recent Economic Developments	Pages 3-13, 19-33
Economic Structure and Primary Industries	Pages 3-13, 68-71
Capital Investment	Pages 28-37, 72
Foreign Trade	Pages 4-7, 73-74
Labour Market and Employment	Pages 7-8, 71

PROVINCIAL REVENUE AND EXPENDITURE
Financial Administration and Reporting	Pages 19-45
Special Funds	Page 20
Summary Statements of Consolidated Revenue Fund Revenue and Expenditure	Pages 26-29, 76, 82-83, 86-89
Unaudited Financial Results	Pages 82-96
Major Sources of Revenue	Pages 20-26, 86-87
Expense by Function	Pages 27-37, 88-89

GOVERNMENT CORPORATIONS
Government Corporation Debt	Pages 37-42, 92-94; Exhibit 99.3

DEBT OF THE PROVINCE
Direct and Guaranteed Debt	Pages 37-39, 92-94; Exhibit 99.3
Financing Requirements	Exhibit 99.3
Sinking Fund Management	Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE PUBLIC SECTOR	Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND INTERNATIONAL RESERVES	Exhibit 99.3

DETAILED FINANCIAL STATEMENTS OF THE PROVINCE
Statement of Consolidated Revenue Fund Revenue by Source	Pages 86-87
Statement of Consolidated Revenue Fund Expense by Function	Pages 88-89
Statement of Direct Funded and Unfunded Debt	Exhibit 99.3
Statement of Guaranteed Funded Debt	Exhibit 99.3
Statement of Non-Guaranteed Debt	Exhibit 99.3
Pension Funds	Pages 42-43

(1) Page numbers indicate the location of information in the Review.